Exhibit 4.4

SECURITY AGREEMENT

DATED JANUARY 28, 2021

between

EACH OF THE GRANTORS PARTY HERETO

and

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

CONTENTS

Clause    Page
1.Interpretation    1
2.Secured liabilities    5
3.Creation of security    6
4.Perfection and further assurances    6
5.Representations and warranties    8
6.Undertakings    12
7.When security becomes enforceable    15
8.Enforcement of security    15
9.Application of proceeds    19
10.Expenses and indemnity    19
11.Evidence and calculations    20
12.Changes to the parties    20
13.Miscellaneous    21
14.Severability    21
15.Release    21
16.Notices    22
17.Governing law    23
18.Enforcement    23
19.Intercreditor Agreement    24
Schedule 1    –    Commercial Tort Claims Schedule 2    –    Intellectual Property
Exhibit 1    –    Form of Patent Security and Pledge Agreement Exhibit 2    –    Form of Trademark Security and Pledge Agreement Exhibit 3    –    Form of Copyright Security Agreement
i

THIS AGREEMENT is dated January 28, 2021

BETWEEN:

(1)LIGGETT GROUP LLC, a Delaware limited liability company, and 100 MAPLE LLC, a Delaware limited liability company, as grantors (each a “Grantor” and, collectively, the “Grantors”); and

(2)U.S. BANK NATIONAL ASSOCIATION, as collateral agent for the Noteholders under the Indenture described below (in this capacity, the “Collateral Agent”).

BACKGROUND:

The Grantors enter into this Agreement in connection with the Indenture, dated January 28, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Vector Group Ltd. (“Vector Group”), the Guarantors party thereto and U.S. Bank National Association, as trustee (together with any successor in such capacity, the “Trustee”). Pursuant to the Indenture, Vector Group is issuing Notes and the Grantors are guaranteeing the Notes as provided in the Indenture. The Grantors now wish to secure their obligations under the Indenture by entering into this Agreement.

IT IS AGREED as follows:

1.INTERPRETATION

1.1Definitions

In this Agreement:

“ABL Debt” has the meaning given to that term in the Intercreditor Agreement.

The term “Collateral” means all personal property, wherever located, in which any Grantor now has or later acquires any right, title or interest, including all:

(a)accounts and chattel paper;

(b)goods (including equipment, inventory and fixtures);

(c)health-care-insurance receivables;

(d)instruments (including promissory notes);

(e)documents;

(f)letter-of-credit rights;

(g)general intangibles (including payment intangibles and software);

(h)the commercial tort claims described in Schedule 1 (Commercial Tort Claims);

(i)supporting obligations;

(j)Intellectual Property (together with the right to sue or otherwise recover for past, present and future infringement, misappropriation, dilution or other violation or impairment thereof, and all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages and proceeds of suit) and Intellectual Property Licenses; and

(k)to the extent not listed above as Collateral, proceeds and products of, and accessions to, each of the above assets.

The term “Collateral” excludes (i) any property, right or interest in which a security interest may not be granted under applicable law, (ii) any equity interest of a Grantor in any Affiliate of such Grantor, (iii) any equipment to the extent a grant of a security interest in such equipment would be precluded by or require a consent under the terms and conditions of any existing or future purchase money or other financing of such equipment permitted under the terms of the Indenture, (iv) any intent-to-use trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application or any registration that issues therefrom under applicable federal law, (v) any aircraft, aircraft engines or motor vehicles, (vi) any deposit accounts, (vii) any cash (other than any identifiable proceeds of Collateral), (viii) any investment property and (ix) any Excluded Assets.

“Copyright Licenses” means any and all agreements providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the Grantor is licensee or licensor thereunder) including each Exclusive Copyright License referred to in Schedule 2 under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” means all United States copyrights (including Community designs), including copyrights in software and databases, and all Mask Works (as defined under 17
U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, including: (a) all registrations and applications therefor including, the registrations and applications required to be listed in Schedule 2 under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time) and (b) all extensions and renewals thereof.

“Finance Documents” means the Indenture, all Notes issued from time to time under the Indenture, this Agreement and all other pledges, security agreements, control agreements and other agreements and documents entered into in connection with the transactions contemplated by the Indenture.

“First Priority Debt” has the meaning given to that term in the Intercreditor Agreement.

“Guarantors” means the Grantors and the other guarantors under the Indenture.

“Intellectual Property” means, collectively, all intellectual property and proprietary rights, including Copyrights, Patents, Trademarks and Trade Secrets.

“Intellectual Property Licenses” means, collectively, all agreements providing for the granting of any right in or to any Intellectual Property (whether the Grantor is licensee or licensor thereunder), including the Copyright Licenses, the Patent Licenses, the Trademark Licenses and the Trade Secret Licenses.

“Intercreditor Agreement” means the Second Amended and Restated Intercreditor and Lien Subordination Agreement, dated January 28, 2021, between Wells Fargo Bank, National Association, as agent, the Collateral Agent, Liggett Group LLC, 100 Maple LLC and each other party from time to time party thereto, as amended, supplemented, or otherwise modified from time to time.

“Note” means any note issued from time to time under the Indenture.
“Noteholder” means any Person that from time to time is the holder of a Note.

“Obligors” means Vector Group and the Guarantors.

“Patent Licenses” means any and all agreements providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue under Patents (whether the Grantor is licensee or licensor thereunder).

“Patents” means all United States patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including: (a) each patent and patent application required to be listed in Schedule 2 hereto under the heading “Patents” (as such schedule may be amended or supplemented from time to time) and (b) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof and (c) all inventions and improvements described therein.

“Priority Liens” means the Liens securing the First Priority Debt.

“Relevant State” means the state under whose laws a Grantor is incorporated or organized.

“Secured Liabilities” means each liability and obligation specified in Clause 2 (Secured Liabilities).

“Secured Parties” means the Trustee, the Collateral Agent, the Paying Agent, the Registrar and the Noteholders.

“Security” means any security interest created by this Agreement.

“Security Period” means the period beginning on the date of this Agreement and ending on the date on which all the Secured Liabilities have been indefeasibly, unconditionally and irrevocably paid and discharged in full (other than in respect of contingent obligations for which no claim has been asserted). The Security Period will be extended to take into account any extension or reinstatement of this Agreement under Clause 3.2(b) (General).

“Trademark Licenses” means any and all agreements providing for the granting of any right in or to Trademarks or permitting co-existence with respect to Trademarks (whether the Grantor is licensee or licensor thereunder).

“Trademarks” means all United States trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, or other source or business identifiers, and all registrations and applications for any of the foregoing including: (a) the registrations and applications required to be listed in Schedule 2 under the heading “Trademarks” (as such schedule may be amended or supplemented from time to time),
(b) all extensions and renewals of any of the foregoing and (c) all of the goodwill of the business connected with the use of and symbolized by the foregoing.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets or otherwise providing for a covenant not to sue under Trade Secrets (whether a Grantor is licensee or licensor thereunder).

“Trade Secrets” means all trade secrets and all other confidential proprietary information and know-how, whether or not reduced to a writing or other tangible form.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

1.2Construction

(a)Any term defined in the UCC and not defined in this Agreement has the meaning given to that term in the UCC.

(b)Any term defined in the Indenture and not defined in this Agreement or the UCC has the meaning given to that term in the Indenture.

(c)No reference to “proceeds” in this Agreement authorizes any sale, transfer or other disposition of Collateral by a Grantor that is not permitted by the Indenture.

(d)In this Agreement, unless the contrary intention appears, a reference to:

(i)an “amendment” includes a supplement, novation, restatement or re- enactment and “amended” will be construed accordingly;

(ii)a Clause, a Subclause, an Exhibit or a Schedule is a reference to a Clause or Subclause of, or an Exhibit or Schedule to, this Agreement;

(iii)a law is a reference to that law as amended or re-enacted and to any successor law;

(iv)an agreement is a reference to that agreement as amended;

(v)“fraudulent transfer law” means any applicable U.S. Bankruptcy Law or state fraudulent transfer or conveyance statute, and the related case law; and

(vi)“law” includes any law, statute, regulation, regulatory requirement, rule, ordinance, ruling, decision, treaty, directive, order, guideline, regulation, policy, writ, judgment, injunction or request of any court or other governmental, inter-governmental or supranational body, officer or official, fiscal or monetary authority, or other ministry or public entity (and their interpretation, administration and application), whether or not having the force of law.

(e)In this Agreement:

(i)“includes” and “including” are not limiting;

(ii)“or” is not exclusive; and

(iii)the headings are for convenience only, do not constitute part of this Agreement and are not to be used in construing it.

2.SECURED LIABILITIES

2.1Secured Liabilities

Each obligation and liability whether:

(a)present or future, actual, contingent or unliquidated; or

(b)owed jointly or severally (or in any other capacity whatsoever),

of any Grantor to any Noteholder, the Trustee, the Paying Agent, the Registrar or the Collateral Agent under or in connection with each Finance Document is a Secured Liability.

2.2Specification of Secured Liabilities

The Secured Liabilities include any liability or obligation for:

(a)repayment of the principal of any Note;

(b)payment of interest and any other amount payable under the Finance Documents;

(c)payment and performance of all other obligations and liabilities of any Obligor under the Finance Documents;

(d)payment of any amount owed under any amendment, modification, renewal, extension or novation of any of the above obligations; and

(e)payment of any amount that arises after a petition is filed by, or against, any Obligor under the U.S. Bankruptcy Code of 1978 even if the obligations do not accrue because of the automatic stay under Section 362 of the U.S. Bankruptcy Code of 1978 or otherwise.

3.CREATION OF SECURITY

3.1Security Interest

As security for the prompt and complete payment and performance of the Secured Liabilities when due (whether due because of stated maturity, acceleration, mandatory prepayment, or otherwise) and to induce the Noteholders to purchase the Notes, each Grantor grants to the Collateral Agent for the benefit of the Secured Parties a continuing security interest in such Grantor’s right, title and interest in and to the Collateral.

3.2General

(a)All the Security created under this Agreement:

(i)is continuing security for the irrevocable and indefeasible payment in full of the Secured Liabilities, regardless of any intermediate payment or discharge in whole or in part;

(ii)is in addition to, and not in any way prejudiced by, any other security now or subsequently held by the Collateral Agent.

(b)If, at any time for any reason (including the bankruptcy, insolvency, receivership, reorganization, dissolution or liquidation of any Obligor or the appointment of any receiver, intervenor or conservator of, or agent or similar official for, any Obligor or any of their respective properties), any payment received by the Collateral Agent or any Noteholder in respect of the Secured Liabilities is rescinded or avoided or must otherwise be restored or returned by the Collateral Agent or any Noteholder, that payment will not be considered to have been made for purposes of this Agreement, and this Agreement will continue to be effective or will be reinstated, if necessary, as if that payment had not been made.

(c)This Agreement is enforceable against the Grantors to the maximum extent permitted by the fraudulent transfer laws.

4.PERFECTION AND FURTHER ASSURANCES

4.1General perfection

Each Grantor shall take, at its own expense, promptly, and in any event within any applicable time limit:

(a)whatever action is necessary; and

(b)any action that the Collateral Agent may reasonably require,

to ensure that the Security is, as of the date the Notes are first issued under the Indenture, and will continue to be until the end of the Security Period, a validly created, attached, enforceable and perfected continuing security interest in the U.S. Collateral, to the extent such security interest can be perfected by the filing of financing statements and short- form security interests as described in Sections 4.2 and 4.3, subject to no Liens other than Permitted Liens and subject in priority to no Liens other than Priority Liens and Permitted Prior Liens, in all relevant jurisdictions, securing payment and performance of the Secured Liabilities.

This includes the giving of any notice, order or direction, the making of any filing or registration, the passing of any resolution and the execution and delivery of any documents or agreements which the Collateral Agent may reasonably require.

4.2Filing of financing statements

(a)Each Grantor authorizes the Collateral Agent to prepare and file, at such Grantor’s expense:

(i)financing statements describing the Collateral as “all assets” or “all personal property” or words of similar effect, of such Grantor, whether now owned or hereafter existing or acquired by such Grantor;

(ii)continuation statements; and

(iii)any amendment in respect of those statements.

(b)Promptly after filing an initial financing statement in respect of the Collateral, each Grantor must provide the Collateral Agent with an official report from the Secretary of State of such Grantor’s Relevant State indicating that the Collateral Agent’s security interest in the Collateral provided by such Grantor incorporated or organized under the laws of such Relevant State is prior to all other security interests or other interests reflected in the report other than Liens securing the ABL Debt or other Permitted Prior Liens.

4.3Intellectual Property Recording Requirements In the case of any Collateral consisting of U.S. Patents that are issued by or subject to a pending application before the U.S. Patent and Trademark Office and owned by such Grantor, such Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit 1 hereto (or a supplement thereto) covering all such Patents, in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(b)In the case of any Collateral consisting of U.S. Trademarks that are registered with or subject to a pending application before the U.S. Patent and Trademark

Office and owned by such Grantor, such Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit 2 hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent.

(c)In the case of any Collateral consisting of registered U.S. Copyrights registered with the U.S. Copyright Office and owned by such Grantor, and Copyright Licenses in respect of U.S. Copyrights registered with the U.S. Copyright Office for which any Grantor is the exclusive licensee (“Exclusive Copyright Licenses”), such Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit 3 hereto (or a supplement thereto) covering all such Copyrights and Exclusive Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent.

4.4Further assurances

(a)The Grantors shall take, at their own expense, promptly, and in any event within any applicable time limit, whatever action may reasonably be required under the Indenture or this Agreement for:

(i)creating, attaching, perfecting and protecting, and maintaining the priority of, any security interest intended to be created by this Agreement;

(ii)facilitating the enforcement of the Security or the exercise of any right, power or discretion exercisable by the Collateral Agent or any of its delegates or sub-delegates in respect of any Collateral; and

(iii)facilitating the assignment or transfer of any rights and/or obligations of the Collateral Agent under this Agreement.

Such actions include the execution and delivery of any transfer, assignment or other agreement or document, whether to the Collateral Agent or its nominee, that the Collateral Agent may reasonably require.

(b)Each Grantor irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as such Grantor’s true and lawful attorney-in-fact, in such Grantor’s name or in the Collateral Agent’s name or otherwise, and at such Grantor’s expense, to take any of the actions referred to in paragraph (a) above without notice to or the consent of such Grantor. This power of attorney is a power coupled with an interest and cannot be revoked. Each Grantor ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

5.REPRESENTATIONS AND WARRANTIES Representations and warranties

The representations and warranties set out in this Clause are made by each Grantor to the Collateral Agent and each Noteholder.

5.1The Grantors

(a)It is organized under the laws of the state indicated in the preamble to this Agreement.

(b)In the case of Liggett Group LLC:

(i)Its exact legal name, as it appears in the public records of its jurisdiction of organization, is as stated in the preamble to this Agreement. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, in the past five years.

(ii)Its organizational identification number, as issued by its jurisdiction of organization is 2232980.

(c)In the case of 100 Maple LLC:

(i)Its exact legal name, as it appears in the public records of its jurisdiction of organization, is as stated in the preamble to this Agreement. It has not changed its name, whether by amendment of its organizational documents, reorganization, merger or otherwise, in the past five years.

(ii)Its organizational identification number, as issued by its jurisdiction of organization is 3037646.

(d)It keeps at its address indicated in Clause 16 (Notices) its corporate records and all records, documents and instruments constituting, relating to or evidencing Collateral.

5.2The Collateral

(a)Except as permitted under the Indenture:

(i)it is the sole legal and beneficial owner of, and has the power to transfer and grant a security interest in, the Collateral;

(ii)none of the Collateral is subject to any Lien other than the Collateral Agent’s security interest and Liens securing the ABL Debt and other Permitted Liens;

(iii)it has not agreed or committed to sell, assign, pledge, transfer, lease, or grant any Lien (other than Permitted Liens) on any of the Collateral, or granted any option, warrant or right with respect to any of the Collateral; and

(iv)no effective mortgage, deed of trust, financing statement, security agreement or other instrument similar in effect is on file or of record with respect to any Collateral, except for those that create, perfect or evidence the Collateral Agent’s security interest or Liens securing the ABL Debt or other Permitted Liens.

(b)No litigation, arbitration or administrative proceedings are current or pending or, to its knowledge, threatened, involving or affecting the Collateral, and none of the Collateral is subject to any order, writ, injunction, execution or attachment, in each case, that would reasonably be expected to have a material adverse effect on the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement.

5.3No liability

Except, in each case, as would not reasonably be expected to adversely affect the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement in any material respect:

(a)its rights, interests, liabilities and obligations under contractual obligations that constitute part of the Collateral are not affected by this Agreement or the exercise by the Collateral Agent of its rights under this Agreement;

(b)neither the Collateral Agent nor any Noteholder, unless it expressly agrees in writing, will have any liabilities or obligations under any contractual obligation that constitutes part of the Collateral as a result of this Agreement, the exercise by the Collateral Agent of its rights under this Agreement or otherwise; and

(c)neither the Collateral Agent nor any Noteholder has or will have any obligation to collect upon or enforce any contractual obligation or claim that constitutes part of the Collateral, or to take any other action with respect to the Collateral.

5.4Consideration and solvency

(a)Terms used in this Subclause have the meanings given to them in, and must be construed in accordance with, the fraudulent transfer laws.

(b)It will receive valuable direct and indirect benefits as a result of the transactions financed by the issuance of the Notes and these benefits constitute “reasonably equivalent value” and “fair consideration” as those terms are used in the fraudulent transfer laws.

(c)To the best of its knowledge, the Secured Parties have acted in good faith in connection with the transactions contemplated by this Agreement.

(d)The sum of its debts (including its obligations under this Agreement) is less than the value of its property (calculated at the lesser of fair valuation and present fair saleable value).

(e)Its capital is not unreasonably small to conduct its business as currently conducted or as proposed to be conducted.

(f)It has not incurred, does not intend to incur and does not believe it will incur debts beyond its ability to pay as they mature.

(g)It has not made a transfer or incurred an obligation under this Agreement with the intent to hinder, delay or defraud any of its present or future creditors.

5.5Intellectual Property

(a)Schedule 2 (as such schedule may be amended or supplemented from time to time) lists all registered Copyrights and applications therefor, issued Patents and Patent applications and all registered Trademarks and applications therefor, in each case owned or purported to be owned by such Grantor, and to its knowledge,
(i)such Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 2 (as such schedule may be amended or supplemented from time to time), and (ii) owns or has the valid right to use and, where such Grantor does so, sublicense others to use, all other Intellectual Property used in and necessary to conduct its business, in each case, free and clear of all Liens except for Permitted Liens.

(b)All Intellectual Property material to its business and owned by such Grantor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor are any Patents owned by such Grantor and material to its business the subject of a reexamination proceeding, and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks owned by such Grantor and material to its business in full force and effect.

(c)(i) To the knowledge of the applicable Grantor, all Intellectual Property material to its business and owned by such Grantor is valid and enforceable; and (ii) no action or proceeding is pending or, to the best of the applicable Grantor’s knowledge, threatened before any court or administrative authority challenging the validity or scope of, such Grantor’s right to register, or such Grantor’s rights to own or use, any Intellectual Property material to its business.

(d)All registrations and applications for Copyright registrations, Patents and Trademark registrations material to such Grantor’s business and owned or purported to be owned by such Grantor are standing in the name of such Grantor.

(e)Such Grantor uses commercially reasonable standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademarks owned by such Grantor and material to its business, and has taken commercially reasonable actions to ensure that all licensees of the Trademarks owned by such Grantor and material to its business use adequate standards of quality.

(f)To the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or misappropriate or otherwise violate any trademark, patent, copyright, trade secret or other intellectual property right of any other Person in any manner that is or would reasonably be expected to be material to its business; except as would not reasonably be expected to be material, no unresolved claim has been asserted in writing against Grantor asserting that such Grantor infringes upon, misappropriates or otherwise violates the intellectual property rights of any other Person, or otherwise demanding that the Grantor enter into a license or co-existence agreement.

(g)To the best of such Grantor’s knowledge, no other Person is infringing upon, misappropriating or otherwise violating any rights in any Intellectual Property owned by such Grantor in a manner that would reasonably be expected to be material to such Grantor’s business.

(h)No settlement or consents, covenants not to sue, co-existence agreements, non- assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could adversely affect in any material respect such Grantor’s rights to own, license or use any Intellectual Property material to its business.

5.6Times for making representations and warranties

(a)The representations and warranties set out in this Agreement (including in this Clause 5) are made on the date of this Agreement.

(b)The representations and warranties under Clause 5.5 are deemed to be repeated by the Grantors on the date of each issuance of Notes under the Indenture with reference to the facts and circumstances then existing.

(c)When representations and warranties are repeated, they are applied to the circumstances existing at the time of repetition.

(d)The representations and warranties of the Grantors contained in this Agreement or made by any Grantor in any certificate, notice or report delivered under this Agreement will survive each issuance of Notes and any transfer or assignment of the Notes.

6.UNDERTAKINGS Undertakings
The Grantors agree to be bound by the covenants set out in this Clause.

6.1The Grantors

(a)Except as permitted under the Indenture, each Grantor shall preserve its limited liability company existence and will not, except as permitted by the Indenture, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets.

(b)No Grantor shall change the jurisdiction of its organization without providing the Collateral Agent with at least 10 days’ prior written notice.

(c)No Grantor shall change its name without providing the Collateral Agent with at least 10 days’ prior written notice.

(d)Each Grantor shall keep at its address indicated in, or otherwise notified to the Collateral Agent pursuant to, Clause 16 (Notices) its corporate records and all records, documents and instruments constituting, relating to or evidencing Collateral.

(e)Each Grantor shall permit the Collateral Agent and its agents and representatives, at mutually agreed times during normal business hours and upon reasonable notice, to inspect the Collateral, to examine and make copies of and abstracts from the records referred to in paragraph (d) above, and to discuss matters relating to the Collateral directly with such Grantor’s officers and employees.

(f)At the Collateral Agent’s request, the Grantors shall provide the Collateral Agent with any information concerning the Collateral that the Collateral Agent may reasonably request.

6.2The Collateral

(a)Except as permitted by the Indenture or this Agreement, the Grantors:

(i)shall maintain sole legal and beneficial ownership of the Collateral;

(ii)shall not permit any Collateral to be subject to any Lien other than the Collateral Agent’s security interest and Liens securing the ABL Debt and other Permitted Liens and shall at all times warrant and defend the Collateral Agent’s security interest in the Collateral against all other Liens (other than Permitted Prior Liens and other Permitted Liens) and claimants;

(iii)shall not sell, assign, transfer, pledge, license, lease or further encumber, or grant any option, warrant, or right with respect to, any of the Collateral, or agree or contract to do any of the foregoing; and

(iv)shall not waive, amend or terminate, in whole or in part, any material accessory or ancillary right or other right in respect of any Collateral.

(b)The Grantors shall pay, prior to delinquency, all material taxes, assessments and governmental levies imposed on or in respect of Collateral and all claims against the Collateral, including claims for labor, materials and supplies, in each case, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Collateral Agent.

(c)In any suit, legal action, arbitration or other proceeding involving the Collateral or the Collateral Agent’s security interest, the Grantors shall take all lawful action to avoid impairment of the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or the imposition of a Lien (other than Permitted Liens) on any Collateral.

6.3Intellectual Property

(a)It shall not do any act or omit to do any act whereby any of the Intellectual Property which is owned by and material to the business of such Grantor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein (except, in each case, to the extent such action or inaction is deemed advisable in such Grantor’s reasonable business judgment).

(b)It shall not, with respect to any Trademarks owned by such Grantor and material to its business, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and such Grantor shall take commercially reasonable steps to ensure that licensees of such Trademarks use such consistent standards of quality (except, in each case, to the extent such action or inaction is deemed advisable in such Grantor’s reasonable business judgment).

(c)It shall take all reasonable steps in the United States Patent and Trademark Office and the United States Copyright Office to continue prosecution of any current application and maintain any registration of each Trademark, Patent, and Copyright, in each case, that is owned by and material to such Grantor

(d)It shall hereafter use commercially reasonable efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that would materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor’s rights and interests in any Intellectual Property material to its business acquired under such contracts.

(e)In the event that the Grantor becomes aware that any Intellectual Property owned by the Grantor and material to its business is infringed, misappropriated, or diluted by a third party, the Grantor shall promptly take such actions the Grantor deems appropriate under the circumstances, in its reasonable business judgment, to protect its rights in such Intellectual Property.

(f)It shall take commercially reasonable steps to protect the secrecy of its material Trade Secrets, including, to the extent such action is deemed advisable in such Grantor’s reasonable business judgment, by entering into confidentiality agreements with employees and consultants and labeling and restricting access to secret information and documents.

6.4Notices

(a)The Grantors shall give the Collateral Agent prompt notice of the occurrence of any of the following events:

(i)any pending or threatened claim, suit, legal action, arbitration or other proceeding involving or affecting any Grantor or any Collateral that would reasonably be expected to materially impair the Collateral Agent’s security interest or the Collateral Agent’s rights under this Agreement or result in the imposition of a Lien (other than Permitted Liens) on any Collateral;

(ii)any loss or damage to any material portion of the Collateral; or

(iii)any representation or warranty contained in this Agreement is or becomes untrue, incorrect or incomplete in any material respect.

(b)Each notice delivered under this Clause, shall include:

(i)reasonable details about the event; and

(ii)the Grantors’ proposed course of action.

Delivery of a notice under this Clause does not affect any Grantor’s obligations to comply with any other term of this Agreement.

7.WHEN SECURITY BECOMES ENFORCEABLE

Subject to the terms of the Indenture, this Security may be enforced by the Collateral Agent at any time after an Event of Default has occurred and is continuing.

8.ENFORCEMENT OF SECURITY

8.1[Reserved]

8.2General

(a)After this Security has become enforceable, the Collateral Agent may immediately, in its absolute discretion but subject to the Intercreditor Agreement, exercise any right under:

(i)applicable law; or

(ii)this Agreement,

to enforce all or any part of the Security in respect of any Collateral in any manner or order it sees fit.

(b)The foregoing includes:

(i)any rights and remedies available to the Collateral Agent under applicable law and under the UCC (whether or not the UCC applies to the affected Collateral and regardless of whether or not the UCC is the law of the jurisdiction where the rights or remedies are asserted) as if those rights and remedies were set forth in this Agreement in full;

(ii)transferring or assigning to, or registering in the name of, the Collateral Agent or its nominees any of the Collateral;

(iii)exercising any consent and other rights relating to any Collateral;

(iv)performing or complying with any contractual obligation that constitutes part of the Collateral;

(v)receiving, endorsing, negotiating, executing and delivering or collecting upon any check, draft, note, acceptance, account, instrument, document, letter of credit, contract, agreement, receipt, release, bill of lading, invoice, endorsement, assignment, bill of sale, deed, security, share certificate, stock power, proxy, or instrument of conveyance or transfer constituting or relating to any Collateral;

(vi)asserting, instituting, filing, defending, settling, compromising, adjusting, discounting or releasing any suit, action, claim, counterclaim, right of set- off or other right or interest relating to any Collateral;

(vii)executing and delivering acquittances, receipts and releases in respect of Collateral; and

(viii)exercising any other right or remedy available to the Collateral Agent under the other Finance Documents or any other agreement between the parties.

8.3Collections after an Event of Default

Subject to the rights of the holders of First Priority Debt under the Intercreditor Agreement:

(a)if an Event of Default occurs and is continuing, the Grantors shall hold all funds and other property received or collected in respect of the Collateral in trust for the Collateral Agent, and shall keep these funds and this other property segregated from all other funds and property so as to be capable of identification;

(b)the Grantors shall deliver those funds and that other property to the Collateral Agent in the identical form received, properly endorsed or assigned when required to enable the Collateral Agent to complete collection; and

(c)after the occurrence and during the continuation of an Event of Default, no Grantor may settle, compromise, adjust, discount or release any claim in respect of Collateral, and no Grantor may accept any returns of merchandise other than in the ordinary course of business.

8.4Collateral Agent’s rights upon default

(a)Each Grantor irrevocably constitutes and appoints the Collateral Agent, with full power of substitution, as such Grantor’s true and lawful attorney-in-fact, in such Grantor’s name or in the Collateral Agent’s name or otherwise, and at such Grantor’s expense, to take any of the actions authorized by this Agreement or permitted under applicable law upon the occurrence and during the continuation of an Event of Default, without notice to or the consent of such Grantor. This power of attorney is a power coupled with an interest and cannot be revoked. Each Grantor ratifies and confirms all actions taken by the Collateral Agent or its agents under this power of attorney.

(b)The Grantors agree that 10 days’ notice shall constitute reasonable notice in connection with any sale, transfer or other disposition of Collateral.

(c)The Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of Collateral.

(d)The grant to the Collateral Agent under this Agreement of any right, power or remedy does not impose upon the Collateral Agent any duty to exercise that right, power or remedy. The Collateral Agent will have no obligation to take any steps to preserve any claim or other right against any Person or with respect to any Collateral.

(e)The Grantors bear the risk of loss, damage, diminution in value, or destruction of the Collateral.

(f)The Collateral Agent will have no responsibility for any act or omission of any courier, bailee, broker, bank, investment bank or any other Person chosen by it with reasonable care.

(g)The Collateral Agent makes no express or implied representations or warranties with respect to any Collateral or other property released to the Grantors or their respective successors and assigns.

(h)The Grantors agree that the Collateral Agent will have met its duty of care under applicable law if it holds, maintains and disposes of Collateral in the same manner that it holds, maintains and disposes of property for its own account.

(i)Except as set forth in this Clause or as required under applicable law, the Collateral Agent will have no duties or obligations under this Agreement or otherwise with respect to the Collateral.

(j)The sale, transfer or other disposition under this Agreement of any right, title, or interest of any Grantor in any item of Collateral will:

(i)operate to divest such Grantor permanently and all Persons claiming under or through such Grantor of that right, title, or interest, and

(ii)be a perpetual bar, both at law and in equity, to any claims by such Grantor or any Person claiming under or through such Grantor with respect to that item of Collateral.

8.5No marshaling

(a)The Collateral Agent need not, and the Grantors irrevocably waive and agree that they shall not invoke or assert any law requiring the Collateral Agent to:

(i)attempt to satisfy the Secured Liabilities by collecting them from any other Person liable for them; or

(ii)marshal any security or guarantee securing payment or performance of the Secured Liabilities or any particular asset of any Grantor.

(b)The Collateral Agent may release, modify or waive any collateral or guarantee provided by any other Person to secure any of the Secured Liabilities, without affecting the Collateral Agent’s rights against the Grantors.

8.6Grant of Intellectual Property License

For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Clause 8 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, the Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license to use, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall be subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of the Grantor to avoid the risk of invalidation of said Trademarks. Such license shall include reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.APPLICATION OF PROCEEDS

Any moneys received in connection with the Collateral by the Collateral Agent after this Security has become enforceable shall be applied in the following order of priority:

(a)first, in or towards payment of or provision for all costs and expenses incurred by the Collateral Agent in connection with the enforcement of this Security;

(b)second, in or towards payment of, or provision for, the Secured Liabilities; and

(c)third, in payment of the surplus (if any) to the Grantors or any other Person entitled to it under applicable law.

This Clause is subject to the prior payment of First Priority Debt in accordance with the terms of the Intercreditor Agreement and claims having priority over this Security under mandatory provisions of applicable law. This Clause does not prejudice the right of any Noteholder to recover any shortfall from the Grantors, and the preceding sentence shall not be deemed or interpreted as a waiver or modification of Clause 6.3(a) (The Collateral).

10.EXPENSES AND INDEMNITY

(a)The Grantors shall pay promptly on demand to the Collateral Agent all reasonable and documented costs and expenses incurred by the Collateral Agent, any Noteholder, attorney, manager, delegate, sub-delegate, agent or other Person appointed by the Collateral Agent under this Agreement for the purpose of enforcing its rights under this Agreement. Such costs and expenses include:

(i)costs of foreclosure and of any transfer, disposition or sale of Collateral;

(ii)costs of maintaining or preserving the Collateral or assembling it or preparing it for transfer, disposition or sale;

(iii)costs of obtaining money damages; and

(iv)fees and expenses of attorneys employed by the Collateral Agent for any purpose related to this Agreement or the Secured Liabilities, including consultation, preparation and negotiation of any amendment or restructuring, drafting documents, sending notices or instituting, prosecuting or defending litigation or arbitration.

(b)The Grantors shall indemnify and keep indemnified the Secured Parties and their respective affiliates, directors, officers, representatives and agents from and against all claims, liabilities, obligations, losses, damages, penalties, judgments, costs and expenses of any kind (including attorney’s fees and expenses) that may be imposed on, incurred by or asserted against any of them by any Person (including any Noteholder) in any way relating to or arising out of:

(i)this Agreement;

(ii)the Collateral;

(iii)the Collateral Agent’s security interest in the Collateral;

(iv)any Event of Default;

(v)any action taken or omitted by the Collateral Agent under this Agreement or any exercise or enforcement of rights or remedies under this Agreement; or

(vi)any transfer sale or other disposition of or any realization on Collateral.

(c)The Grantors shall not be liable to an indemnified party to the extent any liability results from that indemnified party’s gross negligence or willful misconduct. Payment by an indemnified party will not be a condition precedent to the obligations of any Grantor under this indemnity.

(d)The obligations of the Grantors under this Clause 10 (Expenses and Indemnity) are joint and several.

(e)This Clause survives the issuance of the Notes, the repayment of the Notes, any transfer or assignment of the Notes and the termination of this Agreement.

11.EVIDENCE AND CALCULATIONS

In the absence of manifest error, the records of the Collateral Agent shall be conclusive evidence of the existence and the amount of the Secured Liabilities.

12.CHANGES TO THE PARTIES

12.1Grantors

The Grantors may not assign, delegate or transfer any of their respective rights or obligations under this Agreement without the consent of the Collateral Agent, and any purported assignment, delegation or transfer in violation of this provision shall be void and of no effect.

12.2Collateral Agent

The Collateral Agent may assign or transfer its rights and obligations under this Agreement in the manner permitted under the Indenture.

12.3Successors and assigns

This Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the Grantors and the Collateral Agent.

13.MISCELLANEOUS

13.1Amendments and waivers

Any term of this Agreement may be amended or waived only by the written agreement of the Grantors and the Collateral Agent. Notwithstanding the foregoing, the Grantors may, but shall have no obligation to, update the schedules hereto from time to time by delivering such updated schedules to the Collateral Agent.

13.2Waivers and remedies cumulative

(a)The rights and remedies of the Collateral Agent under this Agreement:

(i)may be exercised as often as necessary;

(ii)are cumulative and not exclusive of its rights under applicable law; and

(iii)may be waived only in writing and specifically.

(b)Delay in exercising, or non-exercise, of any right or remedy under this Agreement is not a waiver of that right or remedy.

13.3Counterparts

This Agreement may be executed in counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement. The words “execution,” “executed,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

14.SEVERABILITY

If any term of this Agreement is or becomes illegal, invalid or unenforceable in any jurisdiction, that will not affect:

(a)the legality, validity or enforceability in that jurisdiction of any other term of this Agreement; or

(b)the legality, validity or enforceability in any other jurisdiction of that or any other term of this Agreement.

15.RELEASE

At the end of the Security Period and at the other times provided in the Indenture, the Security will be released in accordance with the Indenture and the Collateral Agent must,

at the request and cost of the Grantors, promptly take whatever action is necessary to release all or any applicable part of the Collateral from this Security in accordance with the terms of the Indenture.

16.NOTICES

16.1Notices

Any communication in connection with this Agreement must be in writing and, unless otherwise stated, must be given in person, by first class mail (registered or certified, return receipt requested), overnight courier guaranteeing next day delivery, or by fax.

16.2Contact details

(a)The contact details of the Grantors for this purpose are:

Liggett Group LLC
Address:    100 Maple Lane
Mebane, NC 27302
Fax:    (919) 304-7700
Attention:    Victoria Spier Evans

100 Maple LLC
Address:    3800 Paramount Parkway, Suite 250
P.O. Box 2010 Morrisville, NC 27560
Fax:    (919) 990-3505
Attention:    Victoria Spier Evans

(b)The contact details of the Collateral Agent for this purpose are:

U.S. Bank National Association
Address:    Global Corporate Trust Services
60 Livingston Avenue EP-MN-WS3C
St. Paul, MN 55107-2292
Fax:    (651) 466-7430
Attention:    Joshua A. Hahn

(c)Any party may change its contact details by giving five Business Days’ notice to the other parties

(d)Where a party nominates a particular department or officer to receive a communication, a communication will not be effective if it fails to specify that department or officer.

16.3Effectiveness

(a)Except as provided below, any communication in connection with this Agreement will be deemed to be given as follows:

(i)if delivered in person, at the time of delivery;

(ii)if by e-mail or fax, when sent with confirmation of transmission.

(b)A communication given under this Clause but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.

17.GOVERNING LAW

This Agreement, the relationship between the Grantors, the Secured Parties and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any particular Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

18.ENFORCEMENT

18.1Jurisdiction

(a)Each of the Parties agree that any New York State court or Federal court sitting in the City and County of New York has jurisdiction to settle any disputes in connection with this Agreement and accordingly submits to the jurisdiction of those courts.

(b)Each of the Parties:

(i)waives objection to the New York State and Federal courts on grounds of personal jurisdiction, inconvenient forum or otherwise as regards proceedings in connection with this Agreement; and

(ii)agrees that a judgment or order of a New York State or Federal court in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

(c)Nothing in this Clause limits the right of the Collateral Agent or any Noteholder to bring proceedings against any Grantor in connection with this Agreement:

(i)in any other court of competent jurisdiction; or

(ii)concurrently in more than one jurisdiction.

18.2Service of Process

Each Grantor consents to the service of process relating to any proceedings by a notice given in accordance with Clause 16 (Notices) above.

18.3Complete Agreement

This Agreement and the other Finance Documents contain the complete agreement between the parties on the matters to which they relate and supersede all prior commitments, agreements and understandings, whether written or oral, on those matters.

18.4Waiver of Jury Trial

THE GRANTORS AND THE COLLATERAL AGENT (FOR ITSELF AND ON BEHALF OF THE NOTEHOLDERS) WAIVE ANY RIGHTS THEY MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON OR ARISING FROM THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS
AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

19.INTERCREDITOR AGREEMENT

In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.

The undersigned, intending to be legally bound, have executed and delivered this Agreement on the date stated at the beginning of this Agreement.

SIGNATORIES

IN WITNESS WHEREOF, the Grantors have caused this Security Agreement to be duly executed by its duly authorized officer as of the day and year first above written.

Grantors

LIGGETT GROUP LLC

By:    /s/ Nicholas P. Anson Name: Nicholas P. Anson
Title: President and Chief Operating Officer

100 MAPLE LLC

By:    /s/ Victoria Spier Evans Name: Victoria Spier Evans Title: Secretary

Collateral Agent

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:    /s/ Joshua A. Hahn Name: Joshua A. Hahn Title: Vice President

SCHEDULE 1 COMMERCIAL TORT CLAIMS

NONE.

SCHEDULE 2

INTELLECTUAL PROPERTY

COPYRIGHTS:

Registrations

Liggett Group LLC – None.

100 Maple LLC - None.

Applications

Liggett Group LLC    - None. 100 Maple LLC    - None.

PATENTS:

Registrations

Liggett Group LLC - None. 100 Maple LLC - None.

Applications

Liggett Group LLC - None. 100 Maple LLC - None.

TRADEMARKS:

Registrations

Liggett Group LLC -

Mark	Owner	Appl. No. Filing Date	Reg. No. Reg. Date
	Liggett Group LLC	78/526208 02-DEC-2004	3108068 20-JUN-2006
	Liggett Group LLC	76/386980 26-MAR-2002	2815517 17-FEB 2004

Mark	Owner	Appl. No. Filing Date	Reg. No. Reg. Date
	Liggett Group LLC	74/259122 26-MAR-1992	1804692 16-NOV-1993
	Liggett Group LLC	73/654465 10-APR-1987	1462175 20-OCT-1987
	Liggett Group LLC	73/465819 15-FEB-1984	1327319 26-MAR-1985
	Liggett Group LLC	73/465818 15-FEB-1984	1344930 25-JUN-1985
	Liggett Group LLC	86/823504 7-NOV-2015	5257011 8/1/2017
	Liggett Group LLC	87/524,162 07/11/2017	5,591,310 10/23/2018
BRONSON	Liggett Group LLC	74/349010 15-JAN-1993	1821601 15-FEB-1994
EVE	Liggett Group LLC	72/314239 11-DEC-1968	0872454 08-JUL-1969
GRAND PRIX	Liggett Group LLC	73/641310 23-JAN-1987	1453454 18-AUG-1987
LIGGETT GROUP	Liggett Group LLC	74/721242 28-AUG-1995	2023349 17-DEC-1996
LIGGETT SELECT	Liggett Group LLC	76/533449 30-JUL-2003	2961769 14-JUN-2005
MONTEGO	Liggett Group LLC	74/461169 22-NOV-1993	1900071 13-JUN-1995

Mark	Owner	Appl. No. Filing Date	Reg. No. Reg. Date
PYRAMID	Liggett Group LLC	73/366688 26-MAY-1982	1273822 10-APR-1984

100 Maple LLC - None.

Applications

Liggett Group LLC –

OWNER	APPLICATION NUMBER	TRADEMARK
Liggett Group LLC	88/887,251	GOOD TASTE COUNTS
Liggett Group LLC	88/606,245	RIGHT ON THE MONEY

100 Maple LLC - None.

EXHIBIT 1

FORM OF PATENT SECURITY AND PLEDGE AGREEMENT
This PATENT SECURITY AND PLEDGE AGREEMENT, dated as of
[    , 2021] (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by [Liggett Group LLC][100 Maple LLC    ], a Delaware limited liability company and (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined in the Security Agreement referred to below).

WHEREAS, the Grantor has guaranteed the Notes issued under the Indenture, dated as of January 28, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) among Vector Group Ltd. (the “Issuer”), the Grantor and certain of the Issuer’s other direct and indirect subsidiaries and the Collateral Agent, in its capacity as trustee thereunder.

WHEREAS, it is a condition precedent to the obligations of the Collateral Agent under the Indenture that the Grantor shall have executed and delivered that certain Security Agreement, dated as of January 28, 2021, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted a security interest in certain property, including certain Intellectual Property of such Grantor to the Collateral Agent for the benefit of the Secured Parties, and has agreed as a condition thereof to execute this Agreement for recording with the United States Patent and Trademark Office and other applicable Governmental Authorities.

WHEREAS, this Agreement is supplemental to the provisions contained in the Security Agreement and, in the event of an inconsistency among them, the Security Agreement shall control over this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1.DEFINITIONS.
1.1Terms Defined in the Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.
1.2Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Assignment of Patents” has the meaning set forth in Section 2.2 herein.

“Patent Collateral” has the meaning set forth in Section 2.1 herein. “PTO” means the United States Patent and Trademark Office.
1.3Rules of Construction. Unless otherwise provided herein, the rules of construction set forth in Section 1.2 of the Security Agreement shall be applicable to this Agreement.
2.GRANT OF SECURITY INTEREST.
2.1Security Interest. As collateral security for the payment and performance in full of all of the Secured Liabilities, the Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of the Grantor’s right, title and interest in all Patents owned by such Grantor, including the Patents referred to on Schedule A hereto (as such schedule may be amended or supplemented from time to time), in each case whether now or hereafter existing or arising or in which such Grantor now has or hereafter owns or acquires, all inventions and improvements described therein, all rights to sue for past, present and future infringements thereof, and all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Patent Collateral”).
2.2Assignment of Patents upon Default. The Grantor acknowledges that the Collateral Agent has the right, pursuant to the power of attorney granted the Collateral Agent hereunder and under the Security Agreement, upon the occurrence and during the continuance of an Event of Default, to execute on behalf of such Grantor an assignment of Patents that constitute Patent Collateral (each an “Assignment of Patents”) for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement. In furtherance of the foregoing, the Grantor hereby authorizes the Collateral Agent to complete, execute and record with the PTO an Assignment of Patents on behalf of such Grantor upon the occurrence and during the continuance of an Event of Default for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement.
2.3Conditional Assignment. In addition to, and not by way of limitation of, the grant and pledge of the Patent Collateral provided in Section 2.1, the Grantor hereby grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, the Grantor’s entire right, title and interest in and to the Patent Collateral; provided, that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) in connection with the Collateral Agent’s exercise of its rights and remedies in strict accordance with the terms of the Security Agreement, and
(b)upon or after the occurrence and during the continuance of an Event of Default and
(c)either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon an Event of Default for which acceleration of the payment of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law

(including the transfer or other disposition of the Collateral by the Grantor to the Collateral Agent or its nominee in lieu of foreclosure).
2.4Security Agreement. Pursuant to the Security Agreement the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on the Collateral (including the Patent Collateral). The Security Agreement, and all rights and interests of the Collateral Agent in and to the Collateral (including the Patent Collateral) thereunder, are hereby ratified and confirmed in all respects, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Patent Collateral hereunder, or the recordation of this Agreement (or any other document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Collateral Agent in the Collateral (including the Patent Collateral) pursuant to the Security Agreement, the attachment and perfection of such security interest under the UCC (including the security interest in the Patent Collateral), or any present or future rights and interests of the Collateral Agent in and to the Collateral under or in connection with the Security Agreement or the UCC. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
3.AFTER-ACQUIRED PATENTS
3.1After-acquired Patents. If, after the execution of this Agreement and before the end of the Security Period, the Grantor shall develop or acquire any new Patents, the provisions of this Agreement shall automatically apply thereto.
3.2Amendment to Schedule. The Grantor authorizes the Collateral Agent to modify this Agreement and the Assignments of Patents, without the necessity of the Grantor’s further approval or signature, by amending Schedule A hereto and the Annex to each Assignment of Patents to include any future or other Patents that become part of the Patent Collateral under Section 2 or Section 3.1.
4.GOVERNING LAW; CONSENT TO JURISDICTION.
This Agreement, the relationship between the parties hereunder and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any Patent Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

5.MISCELLANEOUS.
5.1Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.
5.2Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signatures begin on next page]

IN WITNESS WHEREOF, the Grantor has caused this Patent Security and Pledge Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.

[    ], as Grantor

By:          Name:
Title:

U.S. Bank National Association, as Collateral Agent

By:          Name:
Title:

Schedule A
to the Patent Security and Pledge Agreement

Grantor: [    ]

Issued U.S. Patents of Grantor

Patent No.	Issue Date	Title

Pending U.S. Patent Applications of Grantor

Application No.	Filing Date	Title

EXHIBIT 2

FORM OF TRADEMARK SECURITY AND PLEDGE AGREEMENT
This TRADEMARK SECURITY AND PLEDGE AGREEMENT, dated as of
[    , 2021] (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by [Liggett Group LLC][100 Maple LLC], a Delaware limited liability company and (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined in the Security Agreement referred to below).

WHEREAS, the Grantor has guaranteed the Notes issued under the Indenture, dated as of January 28, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) among Vector Group Ltd. (the “Issuer”), the Grantor and certain of the Issuer’s other direct and indirect subsidiaries and the Collateral Agent, in its capacity as trustee thereunder.

WHEREAS, it is a condition precedent to the obligations of the Collateral Agent under the Indenture that the Grantor shall have executed and delivered that certain Security Agreement, dated as of January 28, 2021, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted a security interest in certain property, including certain Intellectual Property of the Grantor to the Collateral Agent for the benefit of the Secured Parties, and has agreed as a condition thereof to execute this Agreement for recording with the United States Patent and Trademark Office and other applicable Governmental Authorities.

WHEREAS, this Agreement is supplemental to the provisions contained in the Security Agreement and, in the event of an inconsistency among them, the Security Agreement shall control over this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1.DEFINITIONS.
1.1Terms Defined in the Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.
1.2Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Assignment of Marks” has the meaning set forth in Section 2.2 herein.

“PTO” means the United States Patent and Trademark Office. “Trademark Collateral” has the meaning set forth in Section 2.1 herein.
1.3Rules of Construction. Unless otherwise provided herein, the rules of construction set forth in Section 1.2 of the Security Agreement shall be applicable to this Agreement.
2.GRANT OF SECURITY INTEREST.
2.1Security Interest. As collateral security for the payment and performance in full of all of the Secured Liabilities, the Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of the Grantor’s right, title and interest in all Trademarks owned by such Grantor, including the Trademarks referred to on Schedule A hereto (as such schedule may be amended or supplemented from time to time), in each case whether now or hereafter existing or arising or in which such Grantor now has or hereafter owns or acquires, and all rights to sue for past, present and future infringements or dilutions thereof, and all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Trademark Collateral”).
2.2Assignment of Trademarks upon Default. The Grantor acknowledges that the Collateral Agent has the right, pursuant to the power of attorney granted the Collateral Agent hereunder and under the Security Agreement, upon the occurrence and during the continuance of an Event of Default, to execute on behalf of such Grantor an assignment of Trademarks that constitute Trademark Collateral (each an “Assignment of Trademarks”) for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement. In furtherance of the foregoing, the Grantor hereby authorizes the Collateral Agent to complete, execute and record with the PTO an Assignment of Trademarks on behalf of such Grantor upon the occurrence and during the continuance of an Event of Default for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement.
2.3Conditional Assignment. In addition to, and not by way of limitation of, the grant and pledge of the Trademark Collateral provided in Section 2.1, the Grantor hereby grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, the Grantor’s entire right, title and interest in and to the Trademark Collateral; provided, that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) in connection with the Collateral Agent’s exercise of its rights and remedies in strict accordance with the terms of the Security Agreement, and
(b)upon or after the occurrence and during the continuance of an Event of Default and
(c)either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon an Event of Default for which acceleration of the payment of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Grantor to the Collateral Agent or its nominee in lieu of foreclosure).

2.4Security Agreement. Pursuant to the Security Agreement the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on the Collateral (including the Trademark Collateral). The Security Agreement, and all rights and interests of the Collateral Agent in and to the Collateral (including the Trademark Collateral) thereunder, are hereby ratified and confirmed in all respects, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Trademark Collateral hereunder, or the recordation of this Agreement (or any other document hereunder) with the PTO, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Collateral Agent in the Collateral (including the Trademark Collateral) pursuant to the Security Agreement, the attachment and perfection of such security interest under the UCC (including the security interest in the Trademark Collateral), or any present or future rights and interests of the Collateral Agent in and to the Collateral under or in connection with the Security Agreement or the UCC. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
3.AFTER-ACQUIRED TRADEMARKS.
3.1After-acquired Trademarks. If, after the execution of the Agreement and before the end of the Security Period, the Grantor shall develop or acquire any new Trademarks, the provisions of this Agreement shall automatically apply thereto.
3.2Amendment to Schedule. The Grantor authorizes the Collateral Agent to modify this Agreement and the Assignments of Trademarks, without the necessity of the Grantor’s further approval or signature, by amending Schedule A hereto and the Annex to each Assignment of Trademarks to include any future or other Trademarks that become part of the Trademark Collateral under Section 2 or Section 3.1.
4.GOVERNING LAW; CONSENT TO JURISDICTION.
This Agreement, the relationship between the parties hereunder and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any Trademark Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

5.MISCELLANEOUS.

(a)Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.
(b)Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signatures begin on next page]

IN WITNESS WHEREOF, the Grantor has caused this Trademark Security and Pledge Agreement to be executed and delivered by its duly authorized officer as of the day and year first above written.

[    ], as Grantor

By:          Name:
Title:

U.S. Bank National Association, as Collateral Agent

By:              Name:
Title:

Schedule A
to the Trademark Security and Pledge Agreement
Grantor: [    ]

United States Trademark Registrations of [    ]

Trademark	Registration No./ Application No.	Registration Date/ Application Date

EXHIBIT 3

FORM OF COPYRIGHT SECURITY AGREEMENT
This COPYRIGHT SECURITY AGREEMENT, dated as of [    , 2021]
(as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by [Liggett Group LLC][100 Maple LLC] a Delaware limited liability company (the “Grantor”) in favor of U.S. Bank National Association, as collateral agent (in such capacity, the “Collateral Agent”) for the Noteholders (as defined in the Security Agreement referred to below).

WHEREAS, the Grantor has guaranteed the Notes issued under the Indenture, dated as of January 28, 2021 (as amended, supplemented, or otherwise modified from time to time, the “Indenture”) among Vector Group Ltd. (the “Issuer”), the Grantor and certain of the Issuer’s other direct and indirect subsidiaries and the Collateral Agent, in its capacity as trustee thereunder.

WHEREAS, it is a condition precedent to the obligations of the Collateral Agent under the Indenture that the Grantor shall have executed and delivered that certain Security Agreement, dated as of January 28, 2021, in favor of the Collateral Agent (as amended, supplemented, replaced or otherwise modified from time to time, the “Security Agreement”).

WHEREAS, under the terms of the Security Agreement, the Grantor has granted a security interest in certain property, including certain Intellectual Property of the Grantor to the Collateral Agent for the benefit of the Secured Parties, and has agreed as a condition thereof to execute this Agreement for recording with the United States Copyright Office and other applicable Governmental Authorities.

WHEREAS, this Agreement is supplemental to the provisions contained in the Security Agreement and, in the event of an inconsistency among them, the Security Agreement shall control over this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor agrees as follows:

1.DEFINITIONS
1.1Terms Defined in the Security Agreement. All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Security Agreement.
1.2Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Assignment of Copyrights” has the meaning set forth in Section 2.2 herein. “Copyright Collateral” has the meaning set forth in Section 2.1 herein.

1.3Rules of Construction. Unless otherwise provided herein, the rules of construction set forth in Section 1.2 of the Security Agreement shall be applicable to this Agreement.
2.GRANT OF SECURITY INTEREST
2.1Security Interest. As collateral security for the payment and performance in full of all of the Secured Liabilities, the Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on all of the Grantor’s right, title and interest in, to and under the Copyrights and Copyright Licenses, including the Copyrights and exclusive Copyright Licenses referred to on Schedule I hereto (as such schedule may be amended or supplemented from time to time), in each case whether presently existing or hereafter created or acquired, and all rights to sue for past, present and future infringements thereof, and all proceeds of the foregoing, including license fees, royalties, income, payments, claims, damages, and proceeds of suit (collectively, the “Copyright Collateral”).
2.2Assignment of Copyrights upon Default. The Grantor acknowledges that the Collateral Agent has the right, pursuant to the power of attorney granted the Collateral Agent hereunder and under the Security Agreement, upon the occurrence and during the continuance of an Event of Default, to execute on behalf of such Grantor an assignment of Copyrights and Copyright Licenses that constitute Copyright Collateral (each an “Assignment of Copyrights”) for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement. In furtherance of the foregoing, the Grantor hereby authorizes the Collateral Agent to complete, execute and record with the United States Copyright Office an Assignment of Copyrights on behalf of such Grantor upon the occurrence and during the continuance of an Event of Default for the sole purpose of effecting the Collateral Agent’s exercise of its remedies under Section 8 of the Security Agreement.
2.3Conditional Assignment. In addition to, and not by way of limitation of, the grant and pledge of the Copyright Collateral provided in Section 2.1, the Grantor hereby grants, assigns, transfers, conveys and sets over to the Collateral Agent, for the benefit of the Secured Parties, the Grantor’s entire right, title and interest in and to the Copyright Collateral; provided, that such grant, assignment, transfer and conveyance shall be and become of force and effect only (a) in connection with the Collateral Agent’s exercise of its rights and remedies in strict accordance with the terms of the Security Agreement, and
(b)upon or after the occurrence and during the continuance of an Event of Default and
(c)either (i) upon the written demand of the Collateral Agent at any time during such continuance or (ii) immediately and automatically (without notice or action of any kind by the Collateral Agent) upon an Event of Default for which acceleration of the payment of the Notes is automatic under the Indenture or upon the sale or other disposition of or foreclosure upon the Collateral pursuant to the Security Agreement and applicable law (including the transfer or other disposition of the Collateral by the Grantor to the Collateral Agent or its nominee in lieu of foreclosure).
2.4Security Agreement. Pursuant to the Security Agreement the Grantor has granted to the Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and lien on the Collateral (including the Copyright Collateral). The Security

Agreement, and all rights and interests of the Collateral Agent in and to the Collateral (including the Copyright Collateral) thereunder, are hereby ratified and confirmed in all respects, and the Grantor hereby acknowledges and affirms that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In no event shall this Agreement, the grant, assignment, transfer and conveyance of the Copyright Collateral hereunder, or the recordation of this Agreement (or any other document hereunder) with the United States Copyright Office, adversely affect or impair, in any way or to any extent, the Security Agreement, the security interest of the Collateral Agent in the Collateral (including the Copyright Collateral) pursuant to the Security Agreement, the attachment and perfection of such security interest under the UCC (including the security interest in the Copyright Collateral), or any present or future rights and interests of the Collateral Agent in and to the Collateral under or in connection with the Security Agreement or the UCC. In the event that any provision of this Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control.
3.AFTER-ACQUIRED COPYRIGHTS
3.1After-Acquired Copyrights. If, after the execution of the Agreement and before the end of the Security Period, the Grantor shall develop or acquire any new Copyrights or Copyright Licenses, the provisions of this Agreement shall automatically apply thereto.
3.2Amendment to Schedule. The Grantor authorizes the Collateral Agent to modify this Agreement and the Assignment of Copyrights, without the necessity of the Grantor’s further approval or signature, by amending Schedule I hereto and the Annex to each Assignment of Copyrights and to include any future or other Copyrights or Copyright Licenses that become part of the Copyright Collateral under Section 2 or Section 3.1.
4.GOVERNING LAW; CONSENT TO JURISDICTION
This Agreement, the relationship between the parties hereunder and any claim or dispute (whether sounding in contract, tort, statute or otherwise) relating to this Agreement or that relationship shall be governed by and construed in accordance with law of the State of New York including section 5-1401 of the New York General Obligations Law but excluding any other conflict of law rules that would lead to the application of the law of another jurisdiction. If the law of a jurisdiction other than New York is, under section 1-105(2) of the UCC, mandatorily applicable to the perfection, priority or enforcement of any security interest granted under this Agreement in respect of any Copyright Collateral, that other law shall apply solely to the matters of perfection, priority or enforcement to which it is mandatorily applicable.

5.MISCELLANEOUS.
5.1Headings. The headings of each section of this Agreement are for convenience only and shall not define or limit the provisions thereof. This Agreement and all rights and obligations hereunder shall be binding upon the Grantor and its respective successors and assigns, and shall inure to the benefit of the Secured Parties and their respective successors and assigns. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby, and this Agreement shall be construed and be enforceable as if such invalid, illegal or unenforceable term had not been included herein. The Grantor acknowledges receipt of a copy of this Agreement.
5.2Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Signatures begin on next page]

IN WITNESS WHEREOF, the Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[    ],
as Grantor

By:         Name:
Title:

U.S. Bank National Association, as Collateral Agent

By:         Name:
Title:

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT COPYRIGHT REGISTRATIONS AND APPLICATIONS

Registrations

Registration No.	Registration Date	Title

Applications

Application No.	Application Date	Title